Exhibit 5.1

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Integrated Device Technology, Inc. 6024 Silver Creek Valley Road San Jose, California 95138	Moscow File No. 025681-0033

Re:	Registration Statement on Form S-8;

671,298 shares of Common Stock, par value $0.001 per share

Ladies and Gentlemen:

We have acted as special counsel to Integrated Device Technology, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 671,298 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), issuable upon the exercise of Tundra Options (as hereinafter defined) granted under the Plans (as hereinafter defined) by Tundra Semiconductor Corporation, a corporation incorporated under the laws of Canada (“Tundra”). Pursuant to an Arrangement Agreement, dated as of April 30, 2009, by and among the Company, 4440471 Canada Inc., a corporation incorporated under the laws of Canada and a wholly owned subsidiary of the Company (“Acquisition Sub”) and Tundra, and a related Plan of Arrangement, on June 29, 2009 (the “Effective Date”), Acquisition Sub acquired all of the outstanding common shares of Tundra, and each option to acquire Tundra common shares (other than options cashed out pursuant to the Plan of Arrangement) (the “Tundra Options”) outstanding on the Effective Date converted into the right to purchase shares of Common Stock according to specified formulas. Accordingly, in connection with the transaction, 141,939 Shares are to be issued under the Tundra Semiconductor Corporation Stock Option Plan dated December 15, 1995, as amended, and 529,359 Shares are to be issued under the Tundra Semiconductor Corporation Stock Option Plan dated December 15, 2005, as amended (collectively, the “Plans”), pursuant to a registration statement on Form S–8 under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”) on July 20, 2009 (the “Registration Statement”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.

Integrated Device Technology, Inc.

July 20, 2009

We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when either (i) the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers or (ii) when certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar therefor, and have been issued by the Company against payment therefor, in the circumstances contemplated by the Plans, and assuming in each case that the individual issuances, grants or awards under the Plans are duly authorized by all necessary corporate action of the Company and duly issued, granted or awarded and exercised in accordance with the requirements of law and the Plans (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and non assessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP